STOCKHOLDERS’ AGREEMENT
This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of July 29, 2015, and is entered into by and among Comstock Mining Inc. (the “Company”), Northern Comstock LLC (“Northern Comstock”), DWC Resources Inc. (“DWC”), The InterGroup Corporation (“InterGroup”), Santa Fe Financial Corporation (“Santa Fe”), Portsmouth Square, Inc. (“Portsmouth”), and John V. Winfield, (“Winfield,” and together with Northern Comstock, DWC, InterGroup, Portsmouth and Sante Fe, the “Holders”).
WITNESSETH:
WHEREAS, pursuant to the Restructuring Agreement by and among the Company and the Holders, dated as of the date hereof (the “Restructuring Agreement”), the Holders agreed to take certain actions, including the amendment of the certificates of designation of rights, preferences, rights and limitations of the Company's outstanding shares of convertible preferred stock that will result in all of such shares converting into shares of common stock, $0.000666 par value per share, of the Company (the “Common Stock”); and
WHEREAS, the parties hereto wish to provide for certain restrictions on the ability of the Company to incur Debt (as defined below) on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
Section 1. Definitions
1.1 Defined Terms. As used herein, the following terms shall have the following meanings:
“Agreement” has the meaning set forth in the title.
A Person shall be deemed the “Beneficial Owner” of any securities which such Person or any of such Person’s “affiliates” or “associates” (for purposes of this definition, within the meaning of Rule 12b-2 under the Exchange Act) is deemed to “beneficially” own, directly or indirectly, (for purposes of this definition, within the meaning of Rule 13d-3 under the Exchange Act, except that, for purposes of the definition of “Beneficial Owner,” a person shall be deemed to be the beneficial owner of securities where such person has the right to acquire beneficial ownership at any time by any means, notwithstanding the reference to 60 days in Rule 13d-3(d)(1)(i) under the Exchange Act) or any securities which such Person or any of such Person’s “affiliates” or “associates,” directly or indirectly, has the right or obligation to acquire (regardless of whether such right is revocable, conditional, or exercisable immediately or only after the occurrence of a default or triggering event, the passage of time or the giving of notice, or both, or otherwise) pursuant to any Contract or any written or oral arrangement or understanding, including upon the exercise of conversion rights, exchange rights, purchase rights, warrants or options, or otherwise (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities and customary agreements with or among initial purchasers with respect to a bona fide institutional private offering of securities).
“Board” means the Board of Directors of the Company.
A “Change in Control” shall be deemed to occur if any of the following events or circumstances shall occur:
(a) any “person” or “group” (for purposes of this definition, within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) becomes the Beneficial Owner of more than 50% of the then outstanding Common Stock or more than 50% of the then outstanding voting securities of the Company;
(b) any “person” or “group” acquires by irrevocable proxy or otherwise the right to vote on any matter or question with respect to more than 50% of the then outstanding Common Stock or more than 50% of the combined voting power of the then outstanding voting securities of the Company;
(c) the stockholders of the Company approve a plan of dissolution or complete or substantially complete liquidation of the Company or the Board approves such a plan (other than in connection with a Non-Organic Change); or
(d) any consummation of:
(i) a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of the Company (a “Business Combination”) unless, following such Business Combination, (A) all or substantially all of the “persons” or “groups” who were the Beneficial Owners of the Common Stock and the voting securities of the Company outstanding immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of each of the common equity securities and the combined voting power of the voting securities of the Person resulting from such Business Combination outstanding after such Business Combination (including a Person, which as a result of such Business Combination, owns the Company or all or substantially all of the assets of the Company) in substantially the same proportions as their Beneficial Ownership immediately prior to such Business Combination of each of the then outstanding Common Stock and the voting power of the then outstanding voting securities of the Company, respectively, (B) no “person” or “group” (excluding (x) any Person resulting from such Business Combination and (y) any employee benefit plan (or related trust) of the Company or any Person resulting from such Business Combination) Beneficially Owns more than 50% of the common equity securities or more than 50% of the combined voting power of the voting securities of the Person resulting from such Business Combination outstanding after such Business Combination, except to the extent that such Beneficial Ownership existed prior to such Business Combination with respect to the then outstanding Common Stock and the then outstanding voting securities of the Company, and (C) at least a majority of the members of the board of directors (or similar governing body) of the Person resulting from such Business Combination were members of the Board at the earliest of the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination or at the time of action of the stockholders of the Company approving such Business Combination (a Business Combination that satisfies all of the requirements of clauses (A) through (C) being called a “Non-Organic Change”); or
(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction (x) in the ordinary course of business or (y) in connection with any loan credit facility, bonds, debentures, notes or other indebtedness or debt securities or any other financing, credit or credit enhancement transaction, but including any foreclosure sale).
“Contract” means a written or oral contract, agreement, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, sublicense, purchase or sale order, or other commitment, obligation or instrument of any kind that is legally binding or enforceable under applicable Law.
"Debt" means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with generally accepted accounting principles.
“Exchange Act” means the Securities Exchange Act of 1934 (including the rules and regulations promulgated thereunder).

“Governmental Entity” means any domestic (including federal, state or local) or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body, commission or other governmental authority or agency.
“Holder” has the meaning set forth in the title.
“Incur” means to create or assume, as well as incur, Debt, and, for purposes of this definition, Debt that may be incurred in multiple borrowings at the same or different times or borrowed, repaid and re-borrowed is deemed incurred at the time of authorization thereof by the Board and not at the time of borrowing or re-borrowing. In giving pro forma effect to the incurrence of Debt, the repayment of any other Debt and the results of any business (or any property or asset constituting an operating line of business, product line or equivalent) to be acquired with the proceeds of the Debt to be incurred shall also be given effect.
“Judicial Authority” means a court, arbitrator, special master, receiver, tribunal or similar body of any kind.
“Law” means a treaty, code, statute, law (including common law), rule, regulation or ordinance of any kind of any Governmental Entity.
“Order” means a judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind of any Governmental Entity or Judicial Authority.
“Permitted Indebtedness” means, with respect to the Company, any: (a) Debt and other obligations arising in the ordinary course of operations or business such as those in respect of business expense reimbursements, workers’ compensation claims, bid or performance bonds, reclamation or appeal bonds, surety bonds or letters of credit, leases or deferred purchase price of equipment, trade credit, endorsement of checks, and completion guarantees, (b) Debt under a revolving credit facility from banks or similar financial institutions in a principal amount of up to $5,000,000, (c) Debt incurred to finance the acquisition, construction or improvement of any newly acquired business, property or asset so long as recourse with respect to such Debt is limited solely to such newly acquired business, property or asset; and (d) Debt existing as of the date hereof.
“Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture or other entity.
“Restructuring Agreement” has the meaning set forth in the recitals.
“Shares” means the 39,430,392 shares of Common Stock Beneficially Owned by the Holders after giving effect to the transactions under the Restructuring Agreement.
1.2 Interpretation. Unless otherwise stated in this Agreement:
(a) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision;
(b) the words “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”;
(c) the word “written” and the phrase “in writing,” and correlative words and phrases, include e-mail, pdf and facsimile transmissions;
(d) the words “asset” and “property” are synonymous and include owned, leased and licensed real, personal and intangible property of every kind, including contractual rights, tort claims, cash, securities and information;
(e) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular and plural forms of a word have correlative meanings;
(f) the word “or” is not exclusive;
(g) the words “will” and “shall” shall be construed to have the same meaning and effect;
(h) references to any Contract mean such Contract as amended and, in the case of any Law, mean such Law as amended, supplemented or modified and any successor Law and, in the case of any Contract, includes any and all side letters, exhibits, annexes, schedules and documents attached or related thereto, incorporated therein or constituting a part thereof;
(i) references to a Section or Schedule mean a Section of or a Schedule to this Agreement;
(j) references to “amendments” of a Contract or other document, and correlative terms, include amendments, modifications, supplements, novations, waivers, releases, discharges and other changes to such Contract or document;
(k) the word “party” refers to a party to this Agreement; and
(l) capitalized terms that are correlative to terms defined in Section 1.1 shall have correlative meanings.
Section 2. Limitations on Incurring Debt
(a) The Company shall not Incur any Debt for any purpose unless such Incurrence shall have been authorized by the Board. The Board shall not authorize the Incurrence of Debt for any purpose unless the Board shall have determined, in accordance with its fiduciary duties, that such Incurrence is in the best interest of the stockholders of the Company and, in its judgment, appropriately balances achievement of strategic objectives, the financial condition and liquidity of the Company (on a consolidated basis) and the cost of and availability of capital to the Company (on a consolidated basis).
(b) Subject to its fiduciary duties and other requirements under applicable Law, the Board shall not authorize the Company to Incur any Debt other than Permitted Indebtedness.
Section 3. Termination

(a) The obligations of the Company under this Agreement shall terminate (i) upon the consummation of a Change in Control or (ii) the date upon which Holders cease to Beneficially Own at least 30,000,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
(b) Notwithstanding anything contained in this Agreement to the contrary, neither the Company nor the Board shall have any obligations under this Agreement if any Person shall have breached his or its obligations under the Restructuring Agreement in any material respect.
(c) Unless terminated earlier in accordance with Section 3(a) or Section 3(b) of this Agreement, or by mutual written consent of the parties, this Agreement shall terminate on the fifth (5th) anniversary of the date of this Agreement.
Section 4. Miscellaneous
4.1 Notice. All notices, demands and other communications required or permitted to be given pursuant to this Agreement shall be given in writing, shall be transmitted by personal delivery, by an nationally recognized courier service, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and shall be addressed as follows:
When the Company is the intended recipient:
Comstock Mining Inc.
PO Box 1118
Virginia City, Nevada 89440
Attention: Chief Executive Officer
Facsimile: (216) 676-2526
With a copy (which shall not constitute notice) to:

Withers LLP
157 Church Street, 12th Floor
New Haven, CT 06510
Attention: Clyde W. Tinnen
When any Holder is the intended recipient to:

The InterGroup Corporation
10940 Wilshire Blvd # 2150
Los Angeles, CA 90024
Attention: John Winfield
A party may designate a new address to which notices or demands required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other parties. Each notice or demand transmitted in the manner described in this Section 4.1 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been: (a) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery), the receipt of the courier service (if transmitted by courier service), or the answer back or call back (if transmitted by facsimile); or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.
4.2 Interpretation. All parties have participated substantially in the negotiation and drafting of this Agreement and no ambiguity herein shall be construed against the draftsman. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part hereof and shall not limit, modify or affect in any way the meaning or interpretation hereof.
4.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

4.4 Amendments; Waiver.

(a) This Agreement may be amended, modified or waived only by an instrument in writing executed by all of the parties or their respective successors or assigns.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Laws.
4.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
4.6 Entire Agreement; No Third-Party Beneficiaries. Except for the Restructuring Agreement, this Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any stockholder or creditor of the Company or any other Person (other than the parties and their permitted successors and assigns) any rights or remedies. No Person shall be, or be deemed to be, a third party beneficiary (or equivalent) under this Agreement.
4.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.
4.8 Successors’ Assignment. This Agreement shall bind the parties and their successors and assigns and inure to the benefit of the parties and their permitted assigns. Neither this Agreement nor any rights or obligations under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties. Any purported assignment in violation of this Agreement shall be void.

4.9 Forum Selection. Any controversy, claim or dispute of whatever nature arising between the parties, including those arising out of or relating to any agreement between the parties or the breach, termination, enforceability, scope or validity thereof, whether such claim existed prior to or arises on or after the date hereof, shall be adjudicated in a state or federal court in the City of New York, in the State of New York. The prevailing party in such dispute shall be entitled to recover all reasonable fees and expenses including, without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith.
4.10 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.10.
4.11 Injunctive Relief. Each of the parties agrees that money damages for a breach hereof by it or them is unlikely to be calculable, that such a breach is likely to cause irreparable harm to the aggrieved Person and that remedies at Law are likely to be inadequate to protect the aggrieved Person against any actual or threatened breach hereof. Accordingly, each of the parties agrees that the other parties may seek injunctive relief in favor of the aggrieved Person in the event of any such breach or threatened breach, without proof of actual damages and without the requirement of posting bond or other security. Such relief shall not be the exclusive remedy for a breach or threatened breach hereof, but shall be in addition to all other rights and remedies available at Law, in equity or otherwise to the aggrieved Person.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

By: /s/ John V. Winfield
Name: John V. Winfield

NORTHERN COMSTOCK LLC

By: /s/ John V. Winfield
Name: John V. Winfield
Title: Manager

THE INTERGROUP CORPORATION

By: /s/ John V. Winfield
Name: John V. Winfield
Title: Chairman

PORTSMOUTH SQUARE, INC.

By: /s/ John V. Winfield
Name: John V. Winfield
Title: Chairman

SANTA FE FINANCIAL CORPORATION

By: /s/ John V. Winfield
Name: John V. Winfield
Title: Chairman

DWC RESOURCES, INC.

By: /s/ John V. Winfield
Name: John V. Winfield
Title: Chairman

COMSTOCK MINING INC.

By: /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer
.